EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2017 Fourth Quarter and Full Year Financial Results

Fourth Quarter Highlights:

  Environmental Services segment revenue was a record $74.7 million, growth of 9.4% over 2016
  Oil Business segment revenue was $41.1 million, and operating profit was a record of $3.3 million
  EBITDA was $14.2 million and Adjusted EBITDA was $15.9 million, both records for a 16-week quarter

Full Year Highlights:

  Total Company revenue for fiscal 2017 was a record $366.0 million, growth of 5.3% over 2016
  EBITDA was $53.4 million and Adjusted EBITDA was $47.2 million, both record highs
  Diluted earnings per share was a record $1.23 which includes a $0.27 per share impact from the revaluation of our net deferred income tax liability as a result of the new federal income tax law
  Cash flow from operations was a record $45.3 million

ELGIN, Ill., Feb. 28, 2018 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services, and used oil re-refining primarily focused on small and mid-sized customers, today announced results for the fourth quarter of fiscal 2017 and for the full fiscal year, which ended December 30, 2017.

Fourth Quarter Review

Revenue for the fourth quarter of 2017 was $115.8 million compared to $106.7 million for the same quarter of 2016, an increase of 8.5%.

Operating margin decreased to 20.4% from 21.1% in the fourth quarter of 2016 as higher revenue in both segments was more than offset by higher labor and transportation costs compared to the year-ago quarter. Our SG&A expense as a percentage of revenue was 12.7% for the fourth quarter compared to 15.5% of revenue in the fourth quarter of 2016, mainly due to lower severance and incentive compensation costs.

Net income attributable to common shareholders for the fourth quarter was $11.7 million compared to net income attributable to common shareholders of $3.4 million in the year earlier quarter. Basic earnings per share was $0.51 in the fourth quarter of fiscal 2017 compared to earnings of $0.15 in the fourth quarter of fiscal 2016.

Fiscal 2017 Review

In 2017, we generated $366.0 million of revenue compared to prior year revenue of $347.6 million, an increase of $18.3 million or 5.3%, driven by growth in each of our segments.

Operating margin increased to 20.6% in fiscal 2017 compared to 18.9% in fiscal 2016. The improvement in profitability is due to significantly higher revenues in both segments and a significant improvement in our base oil spread, partially offset by higher labor costs, lower used oil collection charges, and higher transportation costs compared to fiscal 2016. SG&A expense for fiscal 2017 was 14.0% of revenue, down from 15.4% in fiscal 2016, mainly due to lower legal and bank fees year over year.

Net income attributable to common shareholders for fiscal 2017 was $28.1 million compared to net income of $5.8 million for fiscal 2016. Diluted earnings per share for fiscal 2017 was a record $1.23, compared to $0.26 in fiscal 2016. Brian Recatto, the Company’s President and CEO commented, "Looking back at my first year as CEO of the company, I am proud of the challenges we have overcome and the record results we've produced as we look forward to continued success during fiscal 2018."

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. The Environmental Services segment recorded record revenue of $74.7 million, an increase of $6.4 million, or 9.4%, during the quarter compared to the fourth quarter of fiscal 2016. During fiscal 2017, the Environmental Services segment revenue increased $13.7 million, or 6.1%, compared to fiscal 2016. The increase in this segment was primarily driven by growth in our containerized waste, aqueous parts cleaning, vacuum services, and antifreeze businesses.

Recatto commented, "We are very proud of the strong results our sales team delivered during the fourth quarter and throughout fiscal 2017."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the fourth quarter of fiscal 2017, Oil Business revenues increased 6.8% to $41.1 million compared to $38.5 million in the fourth quarter of fiscal 2016. The revenue increase was mainly driven by higher pricing for our base oil products, partially offset by lower used oil collection charges. Oil Business segment operating margin was 7.9% in the fourth quarter of 2017 compared to 4.1% in the fourth quarter of fiscal 2016.

Recatto commented, "We are pleased that we were able to produce strong operating margin for the fourth quarter and record margin for the full fiscal year, driven by improved operating efficiency at our re-refinery and oil-spread management."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 3, 2017. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services and waste antifreeze collection and recycling. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 86 branches serving approximately 90,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, March 1, 2018 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

CONTACT
Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$41,889	$36,610
Accounts receivable - net	45,491	47,533
Inventory - net	21,639	18,558
Other current assets	5,895	6,094
Total Current Assets	114,914	108,795
Property, plant and equipment - net	128,119	131,175
Equipment at customers - net	23,312	23,033
Software and intangible assets - net	16,732	19,821
Goodwill	31,580	31,483
Total Assets	$314,657	$314,307

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$25,568	$30,984
Current maturities of long-term debt and term loan	—	6,936
Accrued salaries, wages, and benefits	6,386	6,312
Taxes payable	5,787	6,729
Other current liabilities	2,690	3,245
Total Current Liabilities	40,431	54,206
Term loan, less current maturities - net	28,744	56,518
Deferred income taxes	9,556	5,314
Total Liabilities	$78,731	$116,038

STOCKHOLDERS' EQUITY:
Common stock	$229	$223
Additional paid-in capital	193,640	185,099
Retained earnings	41,359	12,227
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	235,228	197,549
Noncontrolling Interest	698	720
Total Equity	235,926	198,269
Total Liabilities and Stockholders' Equity	$314,657	$314,307

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Revenues
Product revenues	$43,863	$36,147	$131,958	$111,729
Service revenues	71,928	70,602	233,999	235,898
Total revenues	$115,791	$106,749	$365,957	$347,627

Operating expenses
Operating costs	$87,892	$79,849	$276,102	$267,503
Selling, general, and administrative expenses	13,530	15,368	47,401	49,823
Depreciation and amortization	5,465	5,549	17,967	17,991
Other expense (income) - net	172	176	(10,940)	1,416
Operating income	8,732	5,807	35,427	10,894
Interest expense – net	320	637	1,094	2,069
Income before income taxes	8,412	5,170	34,333	8,825
(Benefit of) provision for income taxes	(3,438)	1,672	5,923	2,811
Net income	$11,850	$3,498	$28,410	$6,014
Income attributable to noncontrolling interest	130	55	287	172
Income attributable to Heritage-Crystal Clean, Inc. common stockholders	$11,720	$3,443	$28,123	$5,842

Net income per share: basic	$0.51	$0.15	$1.24	$0.26
Net income per share: diluted	$0.51	$0.15	$1.23	$0.26

Number of weighted average shares outstanding: basic	22,887	22,285	22,662	22,258
Number of weighted average shares outstanding: diluted	23,099	22,603	22,922	22,516

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

For the Fourth Quarters Ended,

December 30, 2017
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$7,957	$35,906	$—	$43,863
Service revenues	66,748	5,180	—	71,928
Total revenues	$74,705	$41,086	$—	$115,791
Operating expenses
Operating costs	52,214	35,678	—	87,892
Operating depreciation and amortization	2,185	2,150	—	4,335
Profit before corporate selling, general, and administrative expenses	$20,306	$3,258	$—	$23,564
Selling, general, and administrative expenses			13,530	13,530
Depreciation and amortization from SG&A			1,130	1,130
Total selling, general, and administrative expenses			$14,660	$14,660
Other expense - net			172	172
Operating income			—	8,732
Interest expense - net			320	320
Income before income taxes				$8,412

December 31, 2016
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$7,056	$29,091	$—	$36,147
Service revenues	61,242	9,360	—	70,602
Total revenues	$68,298	$38,451	$—	$106,749
Operating expenses
Operating costs	44,968	34,881	—	79,849
Operating depreciation and amortization	2,350	1,996	—	4,346
Profit before corporate selling, general, and administrative expenses	$20,980	$1,574	$—	$22,554
Selling, general, and administrative expenses			15,368	15,368
Depreciation and amortization from SG&A			1,203	1,203
Total selling, general, and administrative expenses			$16,571	$16,571
Other expense - net			176	176
Operating income			—	5,807
Interest expense - net			637	637
Income before income taxes				$5,170

For the Fiscal Years Ended,

December 30, 2017
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$25,172	$106,786	$—	$131,958
Service revenues	212,883	21,116	—	233,999
Total revenues	$238,055	$127,902	$—	$365,957
Operating expenses
Operating costs	163,633	112,469	—	276,102
Operating depreciation and amortization	7,526	6,776	—	14,302
Profit before corporate selling, general, and administrative expenses	$66,896	$8,657	$—	$75,553
Selling, general, and administrative expenses			47,401	47,401
Depreciation and amortization from SG&A			3,665	3,665
Total selling, general, and administrative expenses			$51,066	$51,066
Other (income) - net			(10,940)	(10,940)
Operating income			—	35,427
Interest expense - net			1,094	1,094
Income before income taxes				$34,333

December 31, 2016
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$21,882	$89,847	$—	$111,729
Service revenues	202,496	33,402	—	235,898
Total revenues	$224,378	$123,249	$—	$347,627
Operating expenses
Operating costs	151,860	115,643	—	267,503
Operating depreciation and amortization	7,517	6,784	—	14,301
Profit before corporate selling, general, and administrative expenses	$65,001	$822	$—	$65,823
Selling, general, and administrative expenses			49,823	49,823
Depreciation and amortization from SG&A			3,690	3,690
Total selling, general, and administrative expenses			$53,513	$53,513
Other expense - net			1,416	1,416
Operating income			—	10,894
Interest expense - net			2,069	2,069
Income before income taxes				$8,825

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and Adjusted EBITDA
(Unaudited)

	For the Fourth Quarters Ended,		For the Fiscal Years Ended,

(Thousands)	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net income	$11,850	$3,498	$28,410	$6,014

Interest expense - net	320	637	1,094	2,069

(Benefit of) provision for income taxes	(3,438)	1,672	5,923	2,811

Depreciation and amortization	5,465	5,549	17,967	17,991

EBITDA(a)	$14,197	$11,356	$53,394	$28,885

Legal Fees (b)	—	537	727	5,581

Fines and Restitution (c)	—	—	—	1,579

Non-cash compensation (d)	1,074	1,028	3,036	1,926

Inventory write-down (e)	—	—	—	1,651

Gain on sale of property (f)	—	—	(3,071)	—

Severance (g)	—	1,231	1,221	1,231

Gain from Arbitration award and FCC Settlement (h)	—	—	(8,736)	—

Site Closure Costs (i)	622	—	622	—

Adjusted EBITDA (j)	$15,893	$14,152	$47,193	$40,853

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
(b)	Legal fees incurred to resolve routine and non-routine matters stemming from the acquisition of FCC Environmental and International Petroleum Corp.

(c)	Fines and restitution related to activities at FCC Environmental and International Petroleum Corp. prior to our acquisition of these companies.

(d)	Non-Cash compensation expenses which are recorded in SG&A.

(e)	The write down of inventory values resulted in lower carrying costs for certain types of inventories. Depending on various factors, it is possible that these lower inventory values may result in lower cost of sales in future periods and thereby positively impact profitability in future periods.

(f)	Gain from having sold a facility located in Pompano Beach, Florida.

(g)	Severance charges related to the departure of our former CEO (2016) and former COO (2017).

(h)	Gains from partial award for claims made in our arbitration related to our acquisition of FCC Environmental and International Petroleum Corp. in 2014 and settlement of disputes related to the acquisition of FCC Environmental and International Petroleum Corp. of Delaware.

(i)	Costs associated with closure of the Company’s facility located in Wilmington, Delaware.

(j)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings and adjusted net earnings per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings and adjusted net earnings per share provide investors and management useful information about the earnings impact of certain severance and related costs.

Reconciliation of our Net Earnings and Net Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(Dollars in thousands, except per share data)
(Unaudited)

	Fourth Quarters Ended,

	December 30, 2017	December 31, 2016

GAAP net earnings	$11,720	$3,443

Site Closure costs (a)	622	—
Tax effect on site closure costs	(218)	—

Severance and related costs (b)	—	1,527
Tax effect on severance and related costs	—	(494)

Tax reform benefit of deferred tax liability (c)	(6,155)	—

Adjusted net earnings	$5,969	$4,476

GAAP diluted earnings per share	$0.51	$0.15

Site closure costs per share	0.03	—
Tax effect on site closure costs per share	(0.01)	—

Severance and related costs per share	—	0.07
Tax effect on severance and related costs per share	—	(0.02)

Tax reform benefit of deferred tax liability per share	(0.27)	—

Adjusted diluted earnings per share	$0.26	$0.20

(a) Costs associated with closure of the Company’s facility located in Wilmington, Delaware.

(b) Severance and related costs include severance and expenses for accelerated vesting of retiree restricted stock grants.

(c) Benefit from the revaluation of our net deferred income tax liability as a result of the new federal income tax law.